Exhibit 99.2

NOTICE OF REDEMPTION

TO THE HOLDERS OF

All Outstanding 6.875% Senior Notes due 2019 (the “Notes”) of

Hyatt Hotels Corporation (the “Company”)

CUSIP NUMBERS: 448579AB8 and U44845AB8*

NOTICE IS HEREBY GIVEN pursuant to the Indenture, dated as of August 14, 2009 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and a first supplemental indenture, dated as of August 14, 2009 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

Pursuant to Sections 3.03, 3.05 and 10.07 of the Base Indenture; Section 2.10 of, and the definition of “Treasury Rate” in, the First Supplemental Indenture; and paragraph 11 of the Notes:

•	The Company intends to redeem in full $195,913,000 aggregate principal amount of the Notes outstanding (the “Redemption”) on Sunday, September 2, 2018 (the “Redemption Date”).

•

The Redemption shall be made at a price (the “Redemption Price”) of $203,682,093. As calculated by the Quotation Agent, the Redemption Price is equal to the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed from the Redemption Date to August 15, 2019 (except for accrued but unpaid interest) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 50 basis points, plus accrued but unpaid interest on the Notes to, but not including, the Redemption Date.

•	The Redemption Price will become due on the Redemption Date, and will be deposited by the Company with the Paying Agent prior to 10:00 am New York City time on the Redemption Date.

•

Subject to the procedures of the Depository Trust Company (the “Depositary”) described below, payment of the Redemption Price to the Depositary will be made on Tuesday, September 4, 2018 (the “Redemption Payment Date”).

As of the date hereof, the Notes are represented by one or more global notes in definitive, fully registered form deposited with the Trustee as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary for the accounts of institutions that have accounts with the Depositary (“Participants”). Beneficial interests in the Notes are shown on book-entry records maintained by Depositary (with respect to Participants) and such Participants (with respect to the owners of beneficial interests in the Notes other than Participants). Accordingly, the Notes will be redeemed in accordance with the applicable procedures of the Depositary. Owners of beneficial interests in the Notes should contact Participants or other agents through which they may hold such beneficial interests for more information.

Unless the Company defaults in depositing the Redemption Price prior to 10:00 am New York City time on the Redemption Date, or the Trustee, as Paying Agent, is prohibited from paying the Redemption Price on the Redemption Payment Date pursuant to the terms of the Indenture, interest will cease to accrue and be payable on the Notes redeemed from and after the Redemption Date.

Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Indenture.

Wells Fargo Bank, National Association, as Trustee and Paying Agent

Registered & Certified Mail:	Regular Mail or Courier:	In Person by Hand Only:
Wells Fargo Bank, N.A.	Wells Fargo Bank , N.A.	Wells Fargo Bank, N.A.
Corporate Trust Operations	Corporate Trust Operations	Corporate Trust Services
MAC N9300-070	MAC N9300-070	MAC N9300-070
600 South Fourth Street	600 South Fourth Street	600 South Fourth Street
Minneapolis, MN 55402	Minneapolis, MN 55402	Minneapolis, MN 55402

For Information or Confirmation by Telephone:

(800) 344-5128, Option 0

Attn. Bondholder Communications

By: Hyatt Hotels Corporation

Dated: August 8, 2018

*	No representation is made as to the correctness or accuracy of the CUSIP number either as printed on the Notes or as contained in any notice of redemption or exchange.